EXHIBIT 99.1

For Immediate Release

Contact:

David Bulger (Investors)

EVP, CFO and Treasurer

(561) 227-1302

Peter M. Willis (Acquisitions)	Jerry Daly or Carol McCune (Media)
VP, Business Development	Daly Gray
(305) 865-1010	(703) 435-6293
pwillis@innkeepersusa.com

Innkeepers USA Trust Acquires Four Points by Sheraton, Ft. Walton Beach, Florida

PALM BEACH, Fla., May 19, 2004—Innkeepers USA Trust (NYSE: KPA), a hotel real estate investment trust (REIT) and a leading owner of upscale, extended-stay hotel properties throughout the United States, today announced that it had closed on the acquisition of the 216-room Four Points by Sheraton in Ft. Walton Beach, Florida, for $30 million. The purchase was funded by borrowing on the company’s unsecured line of credit. Dimension Development Company, Inc. will manage the property.

“After Orlando, Ft. Walton Beach is the most popular drive-to market in Florida, with 92 percent of visitors to Okaloosa County traveling by car”, said Jeffrey H. Fisher, Innkeepers’ chief executive officers and president. “In addition, the hotel is located within eight miles of Eglin Air Force Base, one of the largest military bases in the United States. The dual impact of the military and tourism on Okaloosa County has led to a stable and growing economy and, by extension, a strong hotel market.”

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Innkeepers USA Trust

Fisher noted that the hotel was the company’s first beachfront property. “The hotel is situated directly on the Gulf of Mexico on a nine-acre tract,” he said. “The property enjoys strong current cash flows, high barriers to entry for competition and is surrounded by a diversified mix of demand generators.

“This acquisition is part of a strategic relationship we have formed with Dimension Development for the purpose of acquiring and developing hotels through the United States,” he added. “Dimension is a premier developer/operator and is highly regarded within our industry. Among other accolades, they have been awarded Hilton’s (NYSE: HLT) prestigious “Developer of the Year” award for the Homewood Suites brand. We look forward to expanding our relationship with them.”

Peter M. Willis, Innkeeper’s vice president of business development, said that the company has an aggressive appetite for hotel acquisitions, including upscale extended stay and premium limited service brands, the core of the company’s portfolio, selected full-service properties, turn-around opportunities and hotels that are affiliated with, or have the potential to be converted to, the industry’s top brands.

Innkeepers USA Trust is a hotel real estate investment trust (REIT) and a leading owner of upscale, extended-stay hotel properties throughout the United States. The company owns 67 hotels with a total of 8,401 suites or rooms in 21 states and focuses on acquiring and/or developing Residence Inns by Marriott and other upscale extended-stay hotels and the rebranding and repositioning of other hotel properties.

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Innkeepers USA Trust

For more information about Innkeepers USA Trust, visit the company’s web site at www.innkeepersusa.com.

Contact:	David Bulger (Investors, Media)	Peter M. Willis (Acquisitions)
	EVP, CFO and Treasurer	VP, Business Development
	(561) 227-1302	(305) 865-1010
pwillis@innkeepersusa.com

Cautionary statements set forth in reports filed by the company from time to time with the Securities and Exchange Commission discuss important factors impacting, or that could impact, the company and its results or forecasted results. These factors include, without limitation, (i) risks that war, terrorism or similar activities, widespread health alerts, disruption in oil imports or higher oil prices or changes in domestic or international political environments, have affected and may continue to negatively affect the travel industry and the company, and the negative effects of such events that may occur in the future cannot be fully anticipated, (ii) the relative strength and performance of businesses and industries that are important demand generators in the company’s key markets (e.g., technology, automotive, aerospace), (iii) international, national, regional and local economic conditions that will, among other things, affect demand for the company’s hotel rooms and the availability and terms of financing, (iv) the company’s ability to maintain its properties in competitive condition, (v) the company’s ability to acquire or develop additional properties and risks that potential acquisitions or developments may not perform in accordance with expectations, (vi) changes in travel patterns or the prevailing means of commerce (i.e., e-commerce), and (vii) the complex tax rules that the company must satisfy to qualify as a REIT, and other governmental regulation.